Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171541 on Form S-8 of our reports dated March 24, 2014, relating to the consolidated financial statements and financial statement schedule of Noah Holdings Limited, and the effectiveness of Noah Holdings Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Noah Holdings Limited for the year ended December 31, 2013.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China

March 24, 2014